As filed with the Securities and Exchange Commission on May 3, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

California Resources Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	46-5670947
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9200 Oakdale Avenue, Suite 900
Los Angeles, California 91311
(Address of Principal Executive Offices, including Zip Code)

California Resources Corporation 2014 Employee Stock Purchase Plan
(Full Title of the Plan)

Michael L. Preston
Executive Vice President, General Counsel and Corporate Secretary
9200 Oakdale Avenue, Suite 900
Los Angeles, California 91311
(888) 848-4754
(Name, Address and Telephone Number of Agent For Service)

Copy to:

Sarah K. Morgan
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.01 per share (“Common Stock”)	5,000,000	$2.19	$10,950,000	$1,103

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Form S-8 Registration Statement (the “Registration Statement”) shall also cover any additional shares of Common Stock of California Resources Corporation (the “Registrant”) that may become issuable pursuant to the adjustment provisions of the California Resources Corporation 2014 Employee Stock Purchase Plan (the “ESPP”), including as a result of a stock split, stock dividend, or similar transaction. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the shares of Common Stock registered under this Registration Statement all shares of Common Stock are combined by a reverse stock split into a lesser number of shares of Common Stock, the number of undistributed shares of Common Stock covered by this Registration Statement shall be proportionately reduced.

(2) Pursuant to Rules 457(c) and (h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on April 26, 2016; this price is used solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering the offer and sale of an additional 5,000,000 shares of Common Stock that may be issued pursuant to the ESPP. Except as otherwise set forth below, the contents of the registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on November 26, 2014 (File No. 333-200610), which registered the offer and sale of 5,000,000 shares of Common Stock under the ESPP is incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8.

 PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The Registrant will send or give to all participants in the ESPP the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The contents of the earlier registration statement relating to the ESPP, previously filed with the Commission on November 26, 2014 (File No. 333-200610) are incorporated herein by reference and made a part of this Registration Statement.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the exhibits listed on the accompanying Exhibit Index is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 3, 2016.

California Resources Corporation

By:	/s/ Todd A. Stevens
Name:	Todd A. Stevens
Title:	President and Chief Executive Officer and Director

Each person whose signature appears below hereby constitutes and appoints Todd A. Stevens, Marshall D. Smith, Michael L. Preston, Kendrick F. Royer and Jody L. Johnson and each of them severally as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Todd A. Stevens	President and Chief Executive	May 3, 2016
Todd A. Stevens	Officer and Director
(Principal Executive Officer)

/s/ Marshall D. Smith	Senior Executive Vice President and Chief	May 3, 2016
Marshall D. Smith	Financial Officer
(Principal Financial Officer)

/s/ Roy Pineci	Executive Vice President — Finance	May 3, 2016
Roy Pineci	(Principal Accounting Officer)

/s/ William E. Albrecht
William E. Albrecht	Executive Chairman and Director	May 3, 2016

/s/ Justin A. Gannon	Director	May 3, 2016
Justin A. Gannon

/s/ Ronald L. Havner, Jr.	Director	May 3, 2016
Ronald L. Havner, Jr.

/s/ Catherine A. Kehr	Director	May 3, 2016
Catherine A. Kehr

/s/ Harold M. Korell	Director	May 3, 2016
Harold M. Korell

/s/ Richard W. Moncrief	Director	May 3, 2016
Richard W. Moncrief

/s/ Avedick B. Poladian	Director	May 3, 2016
Avedick B. Poladian

Director
Robert V. Sinnott

/s/ Timothy J. Sloan	Director	May 3, 2016
Timothy J. Sloan

INDEX TO EXHIBITS

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of California Resources Corporation (incorporated by reference herein to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-200610) filed on November 26, 2014).

4.2
Amended and Restated Bylaws of California Resources Corporation (incorporated by reference herein to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36478) filed November 10, 2015).

4.3
California Resources Corporation 2014 Employee Stock Purchase Plan (incorporated by reference herein to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-200610) filed on November 26, 2014).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of KPMG L.L.P.

23.2*	Consent of Ryder Scott Company, L.P.

23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page of this registration statement).

_________________
*Filed herewith.